Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

OF GLOBAL STRATEGIC

COOPERATION

BETWEEN

CHINA TEL GROUP, INC.

AND

ZTE CORPORATION

This binding Memorandum of Understanding of Global Strategic Cooperation ("MOU") is entered into this 09 day of August 2010 between China Tel Group, Inc. ("ChinaTel") and ZTE Corporation ("ZTE"). This MOU shall be superseded by a more definitive written agreement between the parties hereto ("Parties") relating to the subject matter of this MOU, as the Parties in their discretion may decide is appropriate.

RECITALS

A.	ChinaTel is in the business of designing, building, deploying and operating high speed wireless broadband telecommunications networks in key markets throughout the world;

B.
ChinaTel is in the process of designing, building, deploying and operating high-speed wireless broadband telecommunications networks in the Peoples Republic of China, Peru and other key markets throughout the world ("ChinaTel Networks");

C.
ZTE is a world-leading telecommunications solutions provider, focused on building long-term relationships with telecommunications companies like ChinaTel. Among other things, ZTE supplies equipment, consumer products, solutions, operational services and financing s for high speed wireless broadband telecommunications networks;

D.
ChinaTel and ZTE have decided to establish a long-term, mutually advantageous business relationship, in their respective areas of expertise, particularly in the area of voice, voice mobility, broadband wireless access ("BWA") and the Internet of Things ("LOT"); and

E.
It is the intent of the Parties to this MOU that separate binding agreements will be negotiated in good faith with regard to each Party's respective obligations and responsibilities as to each project in which they agree to have a cooperative and mutually beneficial relationship ("Project").

AGREEMENT

Article 1.   General Principals of Mutually Beneficial Cooperation

ChinaTel and ZTE shall work jointly to establish a new model for strategic cooperation among companies. ZTE shall cooperate with ChinaTel in each step along the way in connection with the ChinaTel Networks, from market research and analysis of consumer demand to a product's proposed concept, design implementation, completed commercial product, brand promotion, packaging locations and large-scale market promotions, all with the goal to produce more popular branded BWA and IOT products by ChinaTel and ZTE.

ChinaTel, in its own capacity or as a joint venture partner(s) with a third party, shall continue to build out the ChinaTel Networks in its selected markets based upon voice, voice mobility, BWA, IOT and other cutting-edge technologies. To support ChinaTel in this endeavor, ZTE shall for a period of three (3) years from the effective date of this Agreement, act as ChinaTel's "Preferred and Primary Provider" of telecommunication solutions, including, without limitation, the provision of innovative and customized equipment, consumer products, solutions, operational services and financing for high speed wireless broadband telecommunications networks in order to assist ChinaTel with its ChinaTel Networks ("ZTE's Obligations to ChinaTel").

ChinaTel and ZTE shall, as soon as reasonably possible, establish a specific working group of individuals representing the Parties, with an agreed upon number of individuals representing each Party ("ChinaTel/ZTE Working Group"). The ChinaTel/ZTE Working Group shall identify Projects in countries and key markets throughout the world in which the Parties desire to have a mutually beneficial working relationship. For each Project, the ChinaTel/ZTE Working Group shall carry out Project analysis, market research and planning, and technological and marketing evaluations, as required by ChinaTel ("Complete Project Analysis and Recommendation"). Based upon an agreed upon timeline, the ChinaTel/ZTE Working Group shall report to the senior management of ChinaTel and ZTE, in writing, its Complete Project Analysis and Project Recommendation in a reasonable period of time following the completion of their work related to each Project. ChinaTel shall then decide, in its sole discretion, whether to accept a proposed Project. Once ChinaTel accepts a Project Recommendation, the Parties shall negotiate in good faith binding agreements establishing their respective obligations and responsibilities related to that Project.

Article 2.  Scope and Model of Cooperation between ChinaTel and ZTE

2.1  Scope of Cooperation

ChinaTel and ZTE shall work together to provide ChinaTel's customers with qualified, reliable and expert-level equipment, consumer products operational services and to provide ChinaTel with financing for ZTE equipment and services based on the cooperation in the mutually beneficial area of voice, voice mobility, BWA, IOT and other cutting-edge wireless telecommunications technology, including muti-media convergence, multi-media surveillance and industrial applications in every business sector. ZTE shall provide all necessary technical support for developing, maintaining and upgrading these technological applications and guaranteeing the quality and reliability of these applications in accordance with applicable laws, rules, regulations and industry standards. In accordance with the Parties' compliance with the laws, rules and regulations of Hong Kong, the Projects developed jointly by the Parties in the future shall be as though each Party developed the application on its own, with fiduciary duties related to the Projects running between the Parties. It is intended that the Projects developed by ChinaTel and ZTE will use the most advantageous equipment, consumer products, operational services, solutions and financing that can be supplied by ZTE. However, ChinaTel may, in is sole and absolute discretion, use equipment, consumer products, operational services, solutions and financing that may be provided by third parties if ChinaTel determines, in its sole discretion, that such third party is providing such things to ChinaTel on terms and conditions that are more favorable to ChinaTel than ZTE is providing. ZTE shall treat ChinaTel as its "preferred customer" in the supply of equipment, consumer products, operational services, solutions and financing for the ChinaTel Networks. At all times, ZTE shall use its best efforts to meet ChinaTel's schedule for the purchase of ZTE's equipment, consumer products, operational services, solutions and financing.

2.2  Joint Project Implementation

ChinaTel shall be responsible for the organization of each Project to which it agrees should be undertaken by ChinaTel and ZTE. Once a Project is selected by ChinaTel, ZTE shall undertake the necessary market and technical research to formulate a related and successful business plan for the Project. Together, ChinaTel and ZTE, after the business plan for the Project has been selected by ChinaTel, shall collaborate to finish the preliminary design of the Project, according to the specific assignment, the detailed design and development of the necessary core software module and, together, shall complete the preliminary design. ZTE shall promptly assist ChinaTel to achieve the system integration of the software, adapt the software products with the peripheral systems of the ChinaTel Networks and finish the joint debugging and testing of the core software module. The Parties shall insure that all equipment, consumer products, operational services, solutions and financing are in accordance with the laws, rules, and regulations of Hong Kong and any other applicable laws, and meet all international technical specifications and business norms.

2.3  After-Sales Service

ChinaTel and ZTE shall, in an equal U.S. Dollar amount, invest their own resources in order to provide an integrated scheme of after-sales service for the equipment, consumer products, operational services and solutions jointly developed for third parties, including system maintenance and all required upgrades, for a period of two (2) years subsequent to the delivery to third parties of such equipment, consumer products, operational services and solutions.

2.4  Equipment and Other Financing by ZTE

ZTE shall offer ChinaTel a favorable vendor financing proposal for each project and shall use its best efforts to facilitate ChinaTel's applications for debt financing with banks with whom ZTE has relationships for equipment and/or services provided by ZTE (including any companies and products with which ZTE is affiliated through minority ownership) subject to the financial regulations for each country where a project is located. The parties will negotiate a separate detailed financing package for each project.

Article 3.  Intellectual Property

3.1  No Transfer of Ownership of Previously Owned Intellectual Property

Intellectual property owned either Party to this MOU shall belong to that Party. Signing of this MOU shall not cause a transfer of intellectual property of either Party or give ChinaTel or ZTE any form of license to use, own or otherwise have any interest in the other Party's intellectual property.

3.2  Joint Ownership of Subsequently Developed Intellectual Property

Any intellectual property involved in equipment, consumer products, services or solutions developed through Projects participated in by the Parties pursuant to the terms of this MOU or any subsequent agreement entered into by the Parties related thereto shall be jointly owned and shared by ChinaTel and ZTE. Any intellectual property application filed anywhere in the world by one Party to this MOU shall require the prior written consent by the other Party.

Article 4.  Confidentiality

Each Party to this MOU would like to protect the confidentiality of, maintain their respective rights in and prevent the unauthorized use and disclosure of their valuable and proprietary confidential information. Accordingly, ChinaTel and ZTE hereby agree as follows:

4.1  Affiliates and Confidential Information

For purposes of this MOU, "Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with a Party to this MOU. As used in this MOU, "Confidential Information" means all nonpublic information disclosed by either Party or its respective Affiliates, or their respective directors, officers, employees and agents, (collectively, the "Disclosing Party") to the other Party, its Affiliates and any directors, officers, employees or agents of any of them (collectively, the "Receiving Party") that is designated or identified as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be understood and considered by the Receiving Party as confidential. Confidential Information includes, without limitation: (i) nonpublic information relating to the Disclosing Party's technology, customers, business plans, promotional and marketing activities, finances and other business affairs; (ii); third-Party information that the Disclosing Party identifies as confidential; (iii); the nature, content and existence of any discussions or negotiations between the Parties and their respective Affiliates; and the existence of this MOU and any subsequent agreement negotiated between the Parties.

4.2  Exclusions

Confidential Information does not include any information that: (i) is or becomes publicly available without breach of this MOU; (ii) can be shown by documentation to have been known to the Receiving Party at the time of its receipt from the Disclosing Party; (iii) is received from a third Party who did not acquire or disclose such information by a wrongful or tortious act, or who is providing it in violation. of an agreement of confidentiality; (iv) can be shown by documentation to have been independently developed by the Receiving Party, without reference to any Confidential Information; and (v) with respect to any of the Disclosing Party's products, either (A) identifies an intrinsic characteristic of the product, or (B) is uniquely associated with the product and is not a creative work (e.g., information such as the name, title, color, model, dimensions, features, manufacturer, vendor, and unique identifier (such as a UPC code of a product); but not information such as a particular vendor's price, reviews, descriptions, or images of a product.

4.3  Use of Confidential Information

The Receiving Party may use Confidential Information only in pursuance of the business transaction or relationship agreed to by the Parties in this MOU. Except as expressly provided in this MOU, the Receiving Party shall not disclose Confidential Information to anyone, other than its Affiliates, without the Disclosing Party's prior written consent. The Receiving Party shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature. The Receiving Party shall not export any Confidential Information in any manner contrary to the export regulations of the United States.

4.4  Receiving Party Personnel; Affiliates

The Receiving Party shall restrict the possession, knowledge and use of Confidential Information to its directors, officers, employees and agents, and the directors, officers, employees and agents of its Affiliates (collectively, "Personnel"), who: (i) have a need to know the Confidential Information in connection with the Parties' possible business transaction or relationship; and (ii) have agreed in writing to comply with the terms and conditions of this MOU relating to Confidential Information and to protect the Confidential Information of the Parties in accordance therewith. The Receiving Party will ensure that its Personnel comply with this MOU and their respective nondisclosure agreements. The Parties shall each ensure that their respective Affiliates and Personnel comply with this MOU.

4.5  Disclosures to Governmental Entities

The Receiving Party may disclose Confidential Information as required to comply with requests, requirements and binding orders of governmental, judicial and regulatory bodies that have jurisdiction over it or as otherwise required by law, provided that the Receiving Party: (i) gives the Disclosing Party written notice as soon as reasonably possible after receipt of a request or order to allow the Disclosing Party to seek a protective order or other appropriate remedy; (ii) discloses only such Confidential Information as is required by the governmental entity or otherwise required by law; and (iii) uses commercially reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

4.6  Ownership of Confidential Information

All Confidential Information shall remain the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of Confidential Information shall not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party's patents, copyrights, trade secrets, trademarks or other intellectual property rights. Except to the extent permitted by applicable law and in the absence of any express license or other grant of rights, neither Party shall use any trade name, trademark, service mark, logo, commercial symbol or any other proprietary rights of the other Party in any manner (including without limitation, reference to the other Party as a current or potential client, customer or supplier in any business description, press release, advertisement or other promotional material), without prior written authorization of such use by the other Party.

4.7  Notice of Unauthorized Use

The Receiving Party shall notify the Disclosing Party in writing immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this MOU. The Receiving Party shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of any Confidential Information used without authorization and prevent its further unauthorized use or disclosure.

4.8  Return of Confidential Information

The Receiving Party shall return or destroy all tangible materials embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information, and any work papers or reports containing Confidential Information) promptly following the Disclosing Party's written request to do so. At the Disclosing Party's option, the Receiving Party shall provide written certification of its compliance with this Section 4H.

4.9  Injunctive Relief

It is hereby understood and agreed that damages are an inadequate remedy in the event of a breach or threatened breach by the Receiving Party of this MOU and that any such breach or threatened breach by the Receiving Party will cause the Disclosing Party great and irreparable injury and damage. Accordingly, the Receiving Party agrees that the Disclosing Party shall be entitled, without waiving any additional rights or remedies otherwise available to the Disclosing Party at law, in equity or by statute, to injunctive relief in the event of a breach or threatened breach by the Receiving Party of this MOU. The Receiving Party agrees to pay all expenses incurred by the Disclosing Party in litigation enforcing this MOU, including court costs and reasonable attorney's fees; provided, however, if the Disclosing Party does not prevail in such litigation, then the Receiving Party shall not be liable for such expenses.

4.10  Independent Development of Information

The Disclosing Party acknowledges that the Receiving Party may currently, or in the future be, develop information internally or receiving information from other Parties that is similar to Confidential Information; accordingly, nothing in this MOU shall be construed as a representation or agreement that the Receiving Party will not develop similar information to Confidential Information or has not developed products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in Confidential Information, provided that the Receiving Party does not violate any of its obligations under this MOU in connection with such development.

Article 5.  General Items

5.1  Cost and Expenses

Each Party shall bear its own cost and expenses incurred in connection with the preparation, negotiation, execution and implementation of this MOU, and any formal agreement negotiated between the Parties pursuant to this MOU.

5.2  Counterparts

This MOU may be executed in several counterparts, all of which together shall constitute one and the same instrument with the same force and effect as though each of the Parties to this MOU had executed the same document. Execution of this MOU by facsimile signature shall be valid and enforceable.

5.3  Governing Law

This MOU is made and shall be governed by, and construed and enforced in accordance with, the laws of Hong Kong, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

5.4  Dispute Resolution

Any dispute between the Parties to this MOU which arises out of or relates to this MOU shall be submitted to binding arbitration with the Hong Kong International Arbitration Center ("HKIAC") for resolution conducted in English by a single arbitrator. The arbitration shall be conducted pursuant to HKIAC's procedural rules. The determination of the arbitrator shall be final and binding on the Parties to this MOU and may be enforced in any court of competent jurisdiction. The Party prevailing party in the arbitration shall be entitled to recover from the non-prevailing Party its reasonable attorney fees and other costs and expenses incurred in connection with the arbitration and/or any action to enforce the results of the arbitration.

5.5  Conduct and Legal Compliance

The Parties shall comply with all United States and other country laws and regulations applicable to the performance of their obligations under this MOU and any anticipated follow-on agreement, including, but not limited to, the provisions of the United States Foreign Corrupt Practices Act (dealing with improper or illegal payments, gifts or gratuities). Neither Party shall pay, promise to pay or authorize the payment of money or anything of value, directly or indirectly, to any person (whether a governmental official or a private individual) for the purpose of illegally or improperly inducing or attempting to induce any foreign official or political party or official thereof to make a buying decision or illegally or improperly assist ChinaTel or ZTE in obtaining or retaining business, or to take any other action favorable to the Parties in connection with any proposed transaction between the Parties or a third party.

5.6  Relationship between the Parties

Nothing in this MOU shall be deemed to create any other relationship between the Parties, including, without limitation, a partnership, joint venture, or employer-employee relationship.

5.7  Unilateral Right to Terminate MOU

Each Party to this MOU shall have the unilateral right to terminate this MOU upon providing the other Party with thirty (30) days' written notice prior to the effective date of the termination.

5.8  Corporate Chop

This MOU shall become effective and binding upon the Parties after being signed by the authorized representative of each Party to this MOU ("Effective Date") and shall remain in effect for a period of three (3) years from the Effective Date.

5.9  Press Releases and Media Statements

No press or media statement may be released by either Party to this MOU with regard to the existence of this MOU, the subject of this MOU, any subsequent agreement and any dealings between the Parties without the express prior consent of the other Party as to content and as to the nature and extent of the press or media statement, which consent shall not be unreasonably withheld.

5.10  Severability

The invalidity or unenforceability of any provision of this MOU hall in no way affects the validity or enforceability of any other provision.

5.11 Titles and Subtitles

The titles and subtitles used in this MOU are used for convenience only and are not to be considered in construing or interpreting this MOU.

5.12 Prevailing Language

This MOU is executed in both the English and Chinese language. In the event of any conflict between the two languages on the meaning or interpretation of a word, phrase or clause in this MOU or the more definitive agreement contemplated by this MOU, the English language version shall prevail.

5.13 Notices

All notices and other communications given or made pursuant to this MOU ("Notice" shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified; (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a worldwide recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by Notice given in accordance with this Section 5.13. If Notice is given to ChinaTel, Notice shall also be given to the Executive Vice President Legal, General Counsel and Director of ChinaTel delivered in the same manner as to ChinaTel at the address, facsimile number or e-mail address set forth below:

Kenneth L. Waggoner
Executive Vice President Legal, General Counsel and Director
China Tel Group, Inc.
12526 High Bluff Drive
Suite 155
San Diego, California 92130 USA
Facsimile: + (760) 359-7042
E-Mail: kwaqqonerchinatelqroup.conn

5.14  Entire Agreement; Amendments

This MOU constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter of this MOU, and any other written or oral agreement relating to the subject matter of this MOU existing between the Parties is expressly canceled. Any amendment of this MOU shall be effective only by a writing signed by both Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this MOU to be executed on the date first written above:

CHINA TEL GROUP, INC.	ZTE CORPORATION

By /s/ Colin Tay	By /s/ signature
Colin Tay Its President	Its __________________
12656 High Bluff Drive Suite 155 San Diego, California 92130 USA Facsimile: + (760) 359-7043 E-Mail: ctay@chinatelgroup.com	Address: NO. 55, Hi-tech Road South, ShenZhen, P.R. China Facsimile: +86-755-26770000 E-Mail: chen.jinsong@zte.com.cn